EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-124647) on Form S-8; Registration Statements (Nos. 333-190783 and 333-197651) on Form F-3; and Registration Statement (No. 333-197479) on Form F-3ASR of Teekay LNG Partners L.P. (the “Partnership”) of:

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our reports dated April 25, 2017, with respect to the consolidated balance sheets of the Partnership as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, cash flows and changes in total equity for each of the years in the three-year period ended December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016; and

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our report dated April 21, 2015, with respect to the consolidated financial position of Exmar LPG BVBA as at December 31, 2014, and the consolidated statements of income, comprehensive income, equity and cash flows for the year ended December 31, 2014;

which reports appear in the December 31, 2016 Annual Report on Form 20-F of Teekay LNG Partners L.P.

Chartered Professional Accountants
Vancouver, Canada
April 25, 2017